UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure provided under Item 2.03 below is hereby incorporated by reference into Item 1.01

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 24, 2006, The PMI Group, Inc. (“PMI”) entered into a Revolving Credit Agreement (the “Agreement”) with the following lenders: Bank of America, N.A., Administrative Agent and L/C Issuer; Citibank, N.A., Co-Syndication Agent; Sun Trust Bank N.A., Co-Syndication Agent; Wachovia Bank, National Association, Co-Syndication Agent; William Street Commitment Corporation; JPMorgan Chase Bank, N.A.; and The Bank of New York (collectively, the “Lenders”). Banc of America Securities LLC is the Sole Lead Arranger and Sole Book Manager.

Pursuant to the Agreement, the Lenders have provided PMI with a five year revolving credit facility. The aggregate commitment of the Lenders under the credit facility is $400 million, which may be increased up to $500 million at the request of PMI subject to, among other things, the absence of an event of default and the agreement of one or more Lenders or Eligible Assignees (as defined in the Agreement) to increase their commitments or become lenders, respectively. In addition to applicable utilization fees and facility fees, any loan made to PMI by the Lenders pursuant to the Agreement will bear interest, at PMI’s option, at a rate equal to either: (i) the Eurodollar Rate plus an Applicable Margin (as defined in the Agreement), or (ii) the higher of (a) the Federal Funds Rate plus 0.5% and (b) Bank of America’s publicly announced prime rate. PMI may repay outstanding principal and interest in whole or in part without penalty, subject to reimbursement of certain costs of the Lenders.

PMI may use any proceeds from the Agreement for working capital, capital expenditures and any other lawful purpose. There are no loans currently outstanding under the Agreement.

The Agreement provides for customary representations, warranties, negative and affirmative covenants (including certain financial covenants relating to PMI’s adjusted consolidated net worth and maximum risk to statutory capital ratio), and includes customary events of default and certain cross default provisions.

The credit facility provided under the Agreement replaces the $175 million revolving credit facility described in PMI’s report on Form 8-K, filed on December 21, 2004.

The above description is qualified in its entirety by reference to the full and complete terms contained in the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. Certain of the Lenders and other parties to the Agreement and their affiliates have provided investment banking, underwriting, lending and other advisory services to PMI and received customary compensation from PMI for such services. In the ordinary course of their businesses, subsidiaries of PMI may provide private mortgage insurance, related credit enhancement products and contract underwriting services to the Lenders or their affiliates.

Item 9.01(d). Financial Statements and Exhibits.

The following material is an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated as of October 24, 2006, among The PMI Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Lenders Party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated: October 30, 2006	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer

Dated: October 30, 2006	By:	/s/ Thomas H. Jeter
Thomas H. Jeter
Vice President, Corporate Controller